UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

MODERN MEDIA ACQUISITION CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	47-1277598
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1180 Peachtree Street, N.E., Suite 2400 Atlanta, Georgia	30309
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
Units, each consisting of one share of Common Stock, one Right and one-half of one Warrant	The NASDAQ Stock Market LLC

Common Stock, par value $0.0001 per share	The NASDAQ Stock Market LLC

Rights, each exchangeable into one-tenth of one share of Common Stock	The NASDAQ Stock Market LLC

Warrants, each whole Warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-216546

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are units, common stock, par value $0.0001 per share, rights exchangeable into one-tenth of one share of common stock of Modern Media Acquisition Corp. (the “Registrant”) and warrants to purchase common stock of the Registrant. The description of the units, common stock, rights and warrants set forth under the heading “Description of Securities” in the Registrant’s prospectus forming part of its Registration Statement on Form S-1 (File No. 333-216546), originally filed with the Securities and Exchange Commission on March 8, 2017, as thereafter amended and supplemented from time to time (the “Registration Statement”) to which this Form 8-A relates, is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference.

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-216546), filed with the Securities and Exchange Commission on March 8, 2017).

3.2	Form of Second Amended and Restated Certificate of Incorporation, to be effective upon consummation of the Registrant’s initial public offering (incorporated herein by reference to Exhibit 3.2 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-216546), filed with the Securities and Exchange Commission on May 5, 2017).

3.3	Bylaws, as amended through January 13, 2017 (incorporated herein by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-216546), filed with the Securities and Exchange Commission on March 8, 2017).

3.4	Form of Amended and Restated Bylaws, to be effective upon consummation of the Registrant’s initial public offering (incorporated herein by reference to Exhibit 3.4 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-216546), filed with the Securities and Exchange Commission on March 24, 2017).

4.1	Specimen Unit Certificate (incorporated herein by reference to Exhibit 4.1 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-216546), filed with the Securities and Exchange Commission on May 5, 2017).

4.2	Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.2 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-216546), filed with the Securities and Exchange Commission on May 5, 2017).

4.3	Specimen Warrant Certificate (incorporated herein by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-216546), filed with the Securities and Exchange Commission on March 8, 2017).

4.4	Specimen Right Certificate (incorporated herein by reference to Exhibit 4.4 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-216546), filed with the Securities and Exchange Commission on May 5, 2017).

4.5	Form of Warrant Agreement between the Continental Stock Transfer & Trust Company and the Registrant (incorporated herein by reference to Exhibit 4.5 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-216546), filed with the Securities and Exchange Commission on May 5, 2017).

Exhibit Number	Description

10.3	Form of Investment Management Trust Agreement between the Continental Stock Transfer & Trust Company and the Registrant (incorporated herein by reference to Exhibit 10.3 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-216546), filed with the Securities and Exchange Commission on May 5, 2017).

10.4	Form of Registration Rights Agreement between the Registrant and certain security holders (incorporated herein by reference to Exhibit 10.4 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-216546), filed with the Securities and Exchange Commission on May 5, 2017).

10.5	Form of Right Agreement (incorporated herein by reference to Exhibit 10.9 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-216546), filed with the Securities and Exchange Commission on May 5, 2017).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MODERN MEDIA ACQUISITION CORP.

By:	/s/ Lewis W. Dickey, Jr.

Date: May 11, 2017